Exhibit 99.1

PublicSquare Reports Year-End 2023 Financial Results

Increased Year Over Year Net Revenue by 12x

Provides 2024 Outlook

WEST PALM BEACH, Fla, March 14, 2024 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” or the “Company”), a leading marketplace of patriotic, pro-family businesses and consumers, today announced financial results for the year-end of 2023.

Michael Seifert, Chairman and Chief Executive Officer of PublicSquare, commented, “2023 was a tremendous year for PublicSquare as we listed on the NYSE, built a commerce ecosystem for a network of Americans that are looking to spend their hard-earned money with values-aligned brands, and launched our first wholly owned D2C and B2B products. As we enter 2024, we see potential in the business well beyond our initial expectations. By leveraging the power of our total addressable market and growing the parallel economy ecosystem we are working towards our long-term goal of operating as a holdings company. The PublicSquare ecosystem is truly a marketing engine that powers the entirety of our vendor audience. We expect to continue to grow organically and via intentional, low-cost customer acquisition strategies. Our marketplace not only lifts and elevates the businesses on our platform but also serves as a key driver for our wholly-owned brands and subsidiaries, like Credova and EveryLife. Further, with the acquisition of Credova, we are moving closer to our objective of owning the infrastructure that underpins our customer acquisition channel.”

FULL-YEAR 2023 HIGHLIGHTS

●	Increased net revenue by 1,097% to $5.7 million compared to the full year 2022 (net of returns & discounts)

●	Increased PublicSquare marketplace revenue by 529% compared to the full year 2022

●	EveryLife, the Company’s wholly-owned baby-care brand, contributed over $2.7 million in new revenue for the full year 2023, of which 70% was subscription-based

●	Increased consumer members by 338% to over 1.6 million at December 31, 2023 as compared to December 31, 2022

●	Increased businesses on the platform by 130% to over 75,000 at December 31, 2023 as compared to December 31, 2022

●	Incurred $6.8 million in one-time transaction costs related to the business combination for the full year 2023

●	Ended the year with $16.4 million in cash

●	Increased marketplace traffic from November 1, 2023, to December 31, 2023, by 549% YOY, achieved Average Order Volume (AOV) >$70, with average engagement time per user up 90% YOY

2024 HIGHLIGHTS TO DATE

●	Acquired Credova, the leading buy now, pay later (BNPL) provider for the firearms and shooting sports industry

●	Tucker Carlson’s digital media company, Last Country, Inc., created its first digital monologue highlighting PublicSquare

●	EveryLife launched the successful “Make More Babies” campaign, driving its second-highest-grossing sales week since launch

●	EveryLife partnered with Hobby Lobby to provide new baby gift boxes to Hobby Lobby employees

●	Continued successful town hall series highlighting and supporting local small businesses across the nation participating in the parallel economy

●	Signed professional surfer Bethany Hamilton as an official PublicSquare athlete

●	Anticipated director/affiliate investment from PublicSquare to facilitate accelerated growth and realization of synergies from scaling the payments platform

2024 OUTLOOK

PublicSquare 2024 Outlook assumes Exit Run Rate Revenue is defined as December 2024 GAAP Revenue annualized (annualized projected revenue of PSQ based on projected revenue for December 2024 times twelve) resulting from the existing businesses.

REVENUE

●	Year-End 2024 Exit Run-Rate Revenue of approximately $47 million to $53 million before consideration for merger synergies

PROFITABILITY

●	EveryLife to reach and maintain cash flow positivity by the end of 2024

●	Credova adds revenues, expected to remain cash flow positive in 2024 before consideration for synergies

●	PublicSquare will strategically spend on development and marketing to support ongoing growth of marketplace and advertising platforms

PRODUCT

●	New EveryLife products launching in 2024

●	New personal product brand launching in 2024

●	Launch development of PSQ Payments Platform to protect merchants from cancellation, building upon existing Credova network

●	Expand through acquisition into adjacent business segments fulfilling merchant and customer demands

CASH POSITION

●	Cash generated from profitable segments and proposed investment by PublicSquare directors/affiliates anticipated to support accelerated growth including unlocking transaction synergies and building PSQ Payments platform

●	Expect to exit 2024 with approximately $8 million to $10 million of cash on the consolidated balance sheet

Year-end 2023 Prepared Remarks & Discussion

Management will host prepared remarks today at 9:00 am ET. The live webcast and replay can be accessed at https://investors.publicsquare.com. PublicSquare has utilized the Say Technologies platform to allow shareholders to submit questions to management in advance of the webcast. Management will respond to previously submitted, top questions that pertain to PublicSquare’s strategic priorities, business operations, financial position, and efforts to continue enhancing the business.

Upcoming Investor Conference

PublicSquare will participate in the 36th Annual ROTH Conference taking place on March 17 - 19, 2024 in Laguna Niguel, CA.

Michael Seifert, Founder, Chairman and Chief Executive Officer, will present on Tuesday, March 19, 2024, at 12:00 pm PT, and will also be available for meetings during the conference. The presentation will be webcast live and available for replay. The webcast link will be available on the Investor Relations section of the company’s website at https://investors.publicsquare.com.

About PublicSquare

PublicSquare is an app and website that connects patriotic Americans to high-quality businesses that share their values, both online and in their local communities. The primary mission of the platform is to help consumers “shop their values” and put purpose behind their purchases. In just over one and a half years since its nationwide launch, PublicSquare has seen tremendous growth and proven to the nation that the parallel, “patriotic” economy can be a major force in commerce. The platform has over 75,000 businesses from a variety of different industries and over 1.6 million consumer members. Additionally, PublicSquare leverages data and insights from the platform to assess its members’ needs and provide wholly-owned quality financing products, such as Credova, D2C products, such as EveryLife diapers and wipes, and B2B products, such as PSQLink, to fill those needs. PublicSquare is free to join for both consumers and business owners alike, and to learn more, download the app on the App Store or Google Play, or visit PublicSquare.com.

About EveryLife Inc.

EveryLife Inc. began with a simple mission: to provide premium products for every baby, because every baby is a miracle from God who deserves to be loved, protected, and supported. At EveryLife, we believe in providing for — and protecting — the next generation. EveryLife Inc. was acquired by PublicSquare in February 2023 and launched on July 13, 2023 as a wholly-owned baby-care brand selling diapers and wipes. To learn more, please visit everylife.com.

About Credova

Credova offers industry-leading buy now, pay later solutions, empowering consumers with flexible payment options and driving substantial growth for merchants. As a pioneer in the BNPL sector, Credova enables flexible purchasing of items such as firearms, ammunition, and shooting sports accessories, both online and in brick-and-mortar locations. Deeply committed to preserving American freedoms, Credova effortlessly bridges the gap between aspiration and ownership, making essential and leisure items more accessible. Dedicated to nurturing the adventurous American spirit, Credova enriches lives with transparent, adaptable payment solutions, epitomizing a commitment to financial empowerment and traditional values.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare and Credova, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare and Credova. Forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about the anticipated benefits of the acquisition of Credova; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the outcome of any legal proceedings that may be instituted against PublicSquare related to the acquisition of Credova, (ii) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period, (iii) the ability of PublicSquare and Credova to integrate the business successfully and to achieve anticipated synergies and value creation, (iv) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (v) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (vi) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, including Every Life, PSQ Link, E-commerce, the Tucker Carlson partnership and Credova, (vii) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (viii) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (ix) the ability to execute PublicSquare’s anticipated business plans and strategy, (x) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (xi) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, and (xii) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

William I. Kent, IRC

+1 561.203.0780

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

PSQ HOLDINGS, INC. (dba PublicSquare)

Consolidated Balance Sheets

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$16,446,030	$2,330,405
Accounts receivable, net	204,879	-
Inventory	1,439,182	-
Prepaid expenses and other current assets	3,084,576	289,379
Total current assets	21,174,667	2,619,784
Property and equipment, net	127,139	26,723
Intangible assets, net	3,557,029	1,267,673
Operating lease right-of-use assets	324,238	293,520
Deposits	63,546	7,963
Total assets	$25,246,619	$4,215,663

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,828,508	$424,065
Accrued expenses	1,641,553	41,494
Deferred revenue	225,148	49,654
Operating lease liabilities, current portion	310,911	169,275
Total current liabilities	4,006,120	684,488
Earn-out liabilities	660,000	-
Warrant liabilities	10,130,000	-
Operating lease liabilities	16,457	129,762
Total liabilities	14,812,577	814,250
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of December 31, 2023 and December 31, 2022	-	-
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 24,410,075 shares and 11,806,007 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2,441	1,181
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of December 31, 2023 and December 31, 2022	321	321
Additional paid in capital	72,644,419	12,383,475
Subscription receivable	-	(99,612)
Accumulated deficit	(62,213,139)	(8,883,952)
Total stockholders’ equity	10,434,042	3,401,413
Total liabilities and stockholders’ equity	$25,246,619	$4,215,663

PSQ HOLDINGS, INC. (dba PublicSquare)

Consolidated Statements of Operations

	Year ended December 31,
	2023	2022

Net services sales - Marketplace	$2,987,406	$475,175
Net product sales - Brands	2,698,581	-
Total net revenues	5,685,987	475,175
Costs and expenses:
Cost of sales - services (exclusive of depreciation and amortization expense shown below)	1,829,066	716,102
Cost of goods sold (exclusive of depreciation and amortization expense shown below)	1,969,147	-
General and administrative	15,222,451	2,016,638
Sales and marketing	12,096,211	2,550,418
Transaction costs incurred in connection with the Business Combination	6,845,777	-
Research and development	4,626,625	1,446,347
Depreciation and amortization	2,442,706	842,195
Total operating expenses	45,031,983	7,571,700
Operating loss	(39,345,996)	(7,096,525)
Other income (expense):
Other income, net	340,807	118,158
Change in fair value of convertible promissory notes	(14,571,109)	-
Change in fair value of earn-out liabilities	1,740,000	-
Change in fair value of warrant liabilities	(1,313,500)	-
Interest (expense) income	(177,444)	591
Loss before income taxes	(53,327,242)	(6,977,776)
Income tax expense	1,945	800
Net loss	$(53,329,187)	$(6,978,576)

Net loss per common share, basic and diluted	$(2.43)	$(0.61)
Weighted average shares outstanding, basic and diluted	21,964,451	11,496,653

PSQ HOLDINGS, INC. (dba PublicSquare)

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(53,329,187)	$(6,978,576)
Adjustment to reconcile net loss to cash used in operating activities
Depreciation and amortization	2,442,706	842,195
Share-based compensation	6,706,419	-
Realized gain on short term investment	(173,644)	-
Change in fair value of convertible notes	14,571,109	-
Change in fair value of warrant liabilities	1,313,500	-
Change in fair value of earn out liabilities	(1,740,000)	-
Amortization of right-of-use assets	216,138	52,836
Interest expense	58,706	-
Changes in operating assets and liabilities:
Accounts receivable	(204,879)	-
Inventory	(1,439,182)	-
Prepaid expenses and other current assets	(224,278)	(257,226)
Deposits	(55,583)	(5,463)
Accounts payable	2,711,585	280,730
Accrued expenses	3,425,542	29,020
Deferred revenue	175,494	49,654
Operating lease liabilities	(218,524)	(47,319)
Net cash used in operating activities	(25,764,078)	(6,034,149)

Cash flows from Investing Activities
Software development costs	(3,150,925)	(1,509,404)
Purchases of short-term investments	(10,049,870)	-
Proceeds from the sale of short-term investments	10,223,514	-
Purchase of intangible assets and trademarks	(233,881)	(15,000)
Purchases of property and equipment	(113,065)	(29,930)
Net cash used in investing activities	(3,324,227)	(1,554,334)

Cash flows from Financing Activities
Proceeds from convertible note payable	22,500,000	-
Net proceeds from reverse recapitalization	18,104,194	-
Repayment of subscription payable	(400)	-
Issuances of common stock	2,600,136	9,519,485
Net cash provided by financing activities	43,203,930	9,519,485
Net increase in cash and cash equivalents	14,115,625	1,931,002
Cash and cash equivalents, beginning of period	2,330,405	399,403
Cash and cash equivalents, end of the period	$16,446,030	$2,330,405

Supplemental Cash Flow Information
Recording of right of use asset and lease liability	$246,856	$346,356
Subscription receivable	$-	$100,012
Promissory notes, inclusive of accrued interest converted to equity	$37,294,022	$-
Initial recognition of Earn-out liability	$2,400,000	$-
Acquisition of warrant liability	$8,816,500	$-
Prepaid expenses assumed in connection with business combination	$2,570,919	$-
Liabilities paid through the trust	$1,778,672	$-
Liabilities assumed in connection with business combination	$92,929	$-
Stock for stock transfer	$1,334,858	$-
Cash paid for interest	$-	$-

Segments

As of December 31, 2023, the Company’s operating and reportable segments include:

●	Marketplace: PSQ has created a marketplace platform to access consumers that are drawn to patriotic values. The Company generates revenue from advertising and eCommerce transactions.

●	Brands: The first wholly-owned brand is EveryLife, Inc., which generates revenue from online sales of diapers and wipes.

Adjusted EBITDA is defined as earnings (loss) from operations less depreciation and amortization, share based compensation and transaction costs. Earnings (loss) from operations excludes interest, interest expense, gain (loss) on sale of equipment, change in fair value of financial instruments and other expenses. The Company believes that Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses.

Segment performance, as defined by the Company, is not necessarily comparable to other similarly titled captions of other companies.

The following tables set forth the Company’s revenues, net and adjusted EBITDA for the year ended December 31, 2023 and 2022:

	For the years ended December 31,
	2023	2022
Revenues, net:
Marketplace
Advertising and eCommerce sales	$2,987,406	$475,175
Brands
Product sales	3,185,931	-
Returns and discounts	(487,350)	-
Total Brand revenues, net	2,698,581	-
Total revenues, net	$5,685,987	$475,175

	For the years ended
	December 31,
	2023	2022

Adjusted EBITDA	$(23,508,702)	$(6,254,330)
Transaction costs incurred in connection with the Business Combination	(6,845,777)	-
Transaction costs incurred in connection with potential acquisitions	(550,792)	-
Share-based compensation (exclusive of what is included in transaction costs above)	(5,998,019)	-
Depreciation and amortization	(2,442,706)	(842,195)
Other income, net	340,807	118,158
Change in fair value of warrant liabilities	(1,313,500)	-
Change in fair value of earnout liabilities	1,740,000	-
Change in fair value of convertible notes	(14,571,109)	-
Income tax expense	(1,945)	(800)
Interest expense, net	(177,444)	591
Net loss	$(53,329,187)	$(6,978,576)